Management Presentation
October 27, 2010

Third Quarter 2010 Results

MDC PARTNERS

MDC PARTNERS

Forward Looking Statements and Other Information

This presentation, including our "2010 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with severe effects of national and regional economic downturn;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights and deferred acquisition consideration;
- the successful completion and integration of acquisitions which compliment and expand the Company's business capabilities; and
- foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC PARTNERS

Key Highlights

- On track to reach full year 2010 expectations
- Organic revenue +7.5% for Q3 2010; an over 200 basis point increase from Q2 2010 and 700 basis point increase from Q1 2010
- Revenue increased to $178.6 million versus $134.4 million in Q3 2009, an increase of 32.9%
- EBITDA up modestly to $20.4 million versus $20.2 million in the third quarter of 2009 due to timing of revenue recognition, elevated pitch costs and investment in growth initiatives
- Total Free Cash Flow increased 12.0% to $38.9 million versus $34.7 million in Q3 2009
- Net new business wins of $14.7 million for Q3 2010 bringing year to date wins to $47.5 million; sectors include consumer packaged goods, auto, travel & leisure, and healthcare, among others
- Technology and digital related revenue increased to 45% of total revenues in Q3 2010 from 43% in Q2 2010
- 2010 revenue guidance maintained at $640-655 million, an estimated increase of 17.2% to 20.0% compared to 2009
- 2010 consolidated EBITDA guidance maintained at $86-88 million, an estimated increase of 22.6% to 25.4% compared to 2009
- Total Free Cash Flow guidance raised to $71-73 million, an estimated increase of 28.6% to 32.2% compared to 2009

MDC PARTNERS

Consolidated Revenue and Earnings

(US$ in millions, except percentages)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	% Change	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009	% Change
Revenue	$ 178.6	$ 134.4	*32.9 %*	$ 484.4	$ 395.6	*22.5 %*
Operating Expenses						
Cost of services sold	122.9	85.2	*44.2 %*	336.1	258.6	*29.9 %*
Office and general expenses	45.1	31.3	*44.0 %*	118.7	92.5	*28.3 %*
Depreciation and amortization	9.3	7.5	*24.7 %*	23.2	22.7	*2.4 %*
Operating Income (Loss)	1.3	10.4	*(87.9) %*	6.5	21.8	*(70.4) %*
Other income (expense)	(8.4)	(6.8)		(24.6)	(14.0)	
Income tax expense	(0.3)	(1.2)		(1.2)	(3.6)	
Equity in earnings (loss) of non-consolidated affiliates	(1.5)	0.1		(1.6)	0.3	
Income (Loss) from Continuing Operations	(8.9)	2.4		(21.0)	4.5	
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(0.6)	(0.1)		(1.4)	(0.6)	
Net Income (Loss)	(9.5)	2.3		(22.4)	3.8	
Net income attributable to the non-controlling interests	(1.4)	(2.3)		(4.5)	(3.7)	
Net Income (Loss) Attributable to MDC Partners Inc.	$ (10.9)	$ -		$ (26.9)	$ 0.1	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Summary of Segment Results – Revenue

(US$ in millions, except percentages)

	Three Months Ended September 30,					Nine Months Ended September 30,				
	2010		2009		% Change	2010		2009		% Change
Revenue										
Strategic Marketing Services	$	110.6	$	92.5	*19.6 %*	$	308.7	$	264.8	*16.6 %*
Performance Marketing Services		68.0		41.9	*62.2 %*		175.7		130.9	*34.3 %*
Total Revenue	$	178.6	$	134.4	*32.9 %*	$	484.4	$	395.6	*22.5 %*

- **Both segments continue to show improving trends heading into the fourth quarter and 2011.**
- **Strategic Marketing Services Group: Technology, integrated marketing and communication service firms and strategic consulting service firms.**
  - **Positioned for significant market share gains and revenue growth as advertising spend continues to stabilize and as technology and digital makes up a larger share of clients' marketing portfolio.**
- **Performance Marketing Services Group: Analytics, database mining and consumer insights that provide targetable, measurable solutions that drive superior Return on Marketing Investment.**
  - **Meaningful growth opportunities as clients continue to look for a measurable understanding of their marketing expenditures.**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Third Quarter 2010 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	12.9%	-4.7%	7.5%
Acquisition Growth	6.0%	66.0%	24.7%
Foreign Exchange Growth	0.7%	0.9%	0.7%
Total	19.6%	62.2%	32.9%

- **Strategic Marketing Services expected to maintain double digit organic revenue growth for the year**
- **Performance Marketing Services organic revenue growth expected to turn positive in Q4**

MDC PARTNERS

Year to Date 2010 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	11.8%	-9.2%	4.9%
Acquisition Growth	3.2%	41.2%	15.8%
Foreign Exchange Growth	1.6%	2.3%	1.8%
Total	16.6%	34.3%	22.5%

- **Year to date performance tracking to high end of planned 5-7% organic growth for the full fiscal year**

MDC PARTNERS

Third Quarter 2010 Revenue by Client Sector



Healthcare, 7%
Auto, 3%
Consumer Products, 29%
Technology, 8%
Financials, 12%
Other, 11%
Communications, 15%
Retail, 15%

MDC PARTNERS

Summary of Segment Results – EBITDA

(US$ in millions, except percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2010	2009	*% Change*	2010	2009	*% Change*
EBITDA						
Strategic Marketing Services	$ 15.7	$ 20.4	*(23.0) %*	$ 43.5	$ 50.8	*(14.4) %*
margin	*14.2%*	*22.1%*		*14.1%*	*19.2%*	
Performance Marketing Services	7.9	3.2	*151.0 %*	15.1	8.6	*74.7 %*
margin	*11.6%*	*7.5%*		*8.6%*	*6.6%*	
Marketing Communications	23.7	23.6	*0.4 %*	58.6	59.4	*(1.5) %*
margin	*13.2%*	*17.5%*		*12.1%*	*15.0%*	
Corporate Expenses	(3.3)	(3.4)	*4.5 %*	(10.7)	(8.6)	*23.5 %*
Total EBITDA	$ 20.4	$ 20.2	*1.1 %*	$ 47.9	$ 50.8	*(5.7) %*
margin	*11.4%*	*15.0%*		*9.9%*	*12.8%*	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Free Cash Flow

(US$ in millions)	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
EBITDA	$20.4	$20.2	$47.9	$50.8
Net Income Attibutable to Noncontrolling Interests	(1.4)	(2.3)	(4.5)	(3.7)
Capital Expenditures	(2.5)	(1.2)	(8.2)	(3.3)
Cash Taxes	0.0	(0.1)	(0.8)	(0.5)
Cash Interest, net and other	(8.0)	(2.6)	(22.0)	(8.2)
Free Cash Flow	**$8.5**	**$14.0**	**$12.4**	**$35.1**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Liquidity

Available Liquidity at September 30, 2010

(US$ in millions)

Commitment Under Facility	$	75.0
Drawn		-
Letters of Credit		6.0
Funds Available Under Facility	$	69.0
Total Cash		41.0
Liquidity	$	110.0

2010 Financial Outlook

	Adjusted 2010 Guidance	Implied Year over Year Change	Pro Forma 2010 Estimate	Implied Year over Year* Change
Revenue	$640 - $655 million	+17.2% to +20.0%	$675 - $690 million	+23.6% to +26.4%
EBITDA	$86 - $88 million	+22.6% to +25.4%	$96 - $98 million	+36.8% to +39.7%
Free Cash Flow	$41 - $43 million	+0.2% to +5.1%	$48 - $50 million	+17.3% to +22.2%
+ Change in Working Capital and Other	+$30 million		+$30 million	
Total Free Cash Flow	$71 - $73 million	+28.6% to +32.2%	$78 - $80 million	+41.3% to +44.9%

* Year over year change compares to 2009 actuals

Note: See appendix for definitions of non-GAAP measures.

Note: The "Pro Forma 2010 Estimate" section of the above table accounts for recent acquisitions as if financial contributions to MDC occur for the entirety of 2010.

Appendix

MDC PARTNERS

MDC PARTNERS

Temporal Put Obligations and Impact on EBITDA

	Estimated Put Impact at September 30, 2010			
	Payment Consideration			Incremental
(US$ in millions)	Cash	Stock	Total	EBITDA in Period
2010	$5.9	$0.1	$6.0	$2.0
2011	1.8	0.6	2.4	0.9
2012	9.0	0.7	9.7	1.6
2013	3.0	0.7	3.7	2.0
Thereafter	9.3	0.3	9.6	2.3
Total	$29.0	$2.4	$31.4	$8.8

Effective Multiple	3.6

Note: Excludes put rights of $10.4 million exercisable pursuant to termination of employment.

MDC PARTNERS

Balance Sheet: 2016 Senior Notes

Principal Amount	$290 Million
Date	October 23, 2009/May 11, 2010
Maturity	November 1, 2016 – 7 Year
Security	Unsecured
Coupon	11%
Ratings	Moody's - Corporate: B1; Notes: B2 S&P: Corporate: BB-; Notes: BB-

MDC PARTNERS

Balance Sheet: Revolving Credit Facility

Amount	$75 Million
Type	Senior Secured
Maturity	October 23, 2014 – 5 Year
Facility Fee	50bps per annum
Drawn Rate	Prime + 300bps
Covenants	• Minimum EBITDA: $50 million • Fixed Charge Coverage Ratio: 1.25:1.0 • Senior Leverage Ratio: 2.0:1.0

MDC PARTNERS

Summary Cash Flow Data

(US$ in millions)	Nine Months Ended September 30, 2010	2009
Cash flows provided by continuing operating activities	$26.4	$50.4
Discontinued operations	(1.1)	(0.3)
Net cash provided by operating activies	**$25.3**	**$50.2**
Cash flows used in continuing investing activities	($86.4)	($11.2)
Discontinued operations	(0.7)	0.0
Net cash used in investing activities	**($87.1)**	**($11.2)**
Net cash provided by (used in) financing activities	**$50.9**	**($8.9)**
Effect of exchange rate changes on cash and cash equivalents	$0.0	($0.5)
Net increase (decrease) in cash and cash equivalents	**($10.9)**	**$29.6**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Definition of Non-GAAP Measures

- **EBITDA:** EBITDA is a non-GAAP measure, that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.
- **Organic Growth:** Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts.
- **Free Cash Flow:** Free cash flow is a non-GAAP measure that represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains and excludes capitalized costs related to the October 2009 refinancing.
- **Net Bank Debt:** Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

Note: A reconciliation of Non-GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on October 27, 2010.